April 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

Dear Sir/Madam:

We have read Item 4 of Form 8-K dated April 10, 2000, of Fortune Entertainment Corporation and are in agreement with the statements contained in the first paragraph on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


 /s/ Ernst & Young LLP
----------------------------
Ernst & Young LLP

cc:   Mr. William M. Danton